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EXHIBIT 21

                    THE WALT DISNEY COMPANY AND SUBSIDIARIES

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      Name of subsidiary                            State of Incorporation
      ------------------                            ----------------------
      Buena Vista Home Video, Inc.                        California
      Buena Vista International, Inc.                     California
      Buena Vista Pictures Distribution, Inc.             California
      Buena Vista Television                              California
      Buena Vista Worldwide Services, Inc.                California
      C. A. Productions, Inc.                             Wyoming
      Disney Book Publishing, Inc.                        California
      Disney Consumer Products International, Inc.        California
      Disney Development Company                          Florida
      Disney Direct Response Publishing, Inc.             California
      Disney Educational Products                         California
      Disney Incorporated                                 California
      Disney Magazine Publishing, Inc.                    California
      Disney Sports Enterprises, Inc.                     California
      Disney Worldwide Services, Inc.                     Florida
      Disneyland International                            California
      Earth Star, Inc.                                    California
      Hollywood Records, Inc.                             California
      Indian Warrior Productions, Inc.                    California
      KCAL-TV, Inc.                                       California
      KHJ-TV, Inc.                                        Ohio
      Lake Buena Vista Communities, Inc.                  Delaware
      Madeira Land Company, Inc.                          Delaware
      Reedy Creek Energy Services, Inc.                   Florida
      Swing Kids Productions, Inc.                        California
      The Disney Channel                                  California
      The Disney Store, Inc.                              California
      The Walt Disney Catalog, Inc.                       California
      Toon Town Inc.                                      California
      Vista Communications, Inc.                          Florida
      Walt Disney Imagineering                            California
      Walt Disney Pictures and Television                 California
      Walt Disney Travel Co., Inc.                        Delaware
      Walt Disney World Co.                               Delaware
      Wanderlust Productions, Inc.                        Wyoming
      WCO Parent Corporation                              Delaware
      WED Transportation Systems, Inc.                    Florida
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